SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549






                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

 Date of Report (Date of Earliest Event Reported) June 13, 1995


                   LILLIAN VERNON CORPORATION
     (Exact name of registrant as specified in its charter)

       Delaware                1-9637               13-2529859
(State of incorporation)    (Commission         (I.R.S. Employer
                            File Number)       Identification No.)

        543 Main Street, New Rochelle, New York   10801
        (Address of principal executive offices)(Zip Code)

Registrant's telephone number including area code: (914) 576-6400










Item 1. - CHANGE IN CONTROL OF REGISTRANT

          On June 13, 1995, Lillian Vernon Corporation (the "Registrant") and VB Investment Corporation, a Delaware corporation controlled by FS Equity Partners III, L.P. ("FSEP III"), which is an affiliate of Freeman Spogli & Co. Incorporated ("Freeman Spogli"), entered into a definitive merger agreement pursuant to which FSEP III will become a majority stockholder of the Registrant in a merger transaction that will be accounted for as a recapitalization. In this transaction, stockholders of the Registrant will receive $19.00 per share in cash for certain shares of the Registrant's stock. The total value of the transaction is approximately $190 million.

     The merger agreement is subject to the approval by the Registrant's stockholders, receipt of financing, and other customary closing conditions. The merger will be submitted to stockholders at a special stockholders' meeting expected to be held in August 1995. Due to this transaction, the Registrant has postponed its Annual Meeting pending the merger vote.

     In connection with the proposed transaction, Lillian Vernon, Chairman and Chief Executive Officer of Registrant, and her sons, David Hochberg and Fred Hochberg, have agreed to grant a proxy for their shares consisting, in aggregate of approximately 40% of the shares outstanding, to affiliates of Freeman Spogli to vote in favor of the merger. In addition, Miss Vernon has agreed to remain Chairman and Chief Executive Officer of the Registrant. Miss Vernon and David Hochberg will retain approximately 27% of the Registrant's stock. Financing for the transaction will consist of credit facilities and not less than $52 million of equity to be provided by affiliates of Freeman Spogli. In addition, certain members of management will retain or purchase an aggregate amount of $2.5 million, or approximately 3%, of Registrant's stock. Merrill Lynch Capital Corporation has provided a commitment, subject to certain conditions, for credit facilities to be used by the Registrant to finance the transaction, the Registrant's future expansion of its National Distribution Center in Virginia Beach, Virginia, as well as for the Registrant's working capital needs.

          Freeman Spogli is a private investment firm with offices in Los Angeles and New York City.

Item 7. - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.

     A. Agreement and Plan of Merger, dated as of June 13, 1995 between VB Investment Corporation and Registrant.

     B.   Agreement dated as of June 13, 1995 by and among FS
Equity Partners III, L.P., FS Equity Partners International, L.P., Lillian Vernon, David C. Hochberg and Fred P. Hochberg.


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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf, by the undersigned, herewith duly authorized.


                                      LILLIAN VERNON CORPORATION

Date: June 27, 1995               By: /S/ ANDREW GREGOR
                                      Andrew Gregor
                                      Vice President -
                                      Chief Financial Officer


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                                 EXHIBIT INDEX


Exhibit No.        Description                                    Page No.
- -----------        -----------                                    --------
     A.           Agreement and Plan of Merger, dated as
                  of June 13, 1995 between VB Investment
                  Corporation and Registrant.

     B.           Agreement dated as of June 13, 1995 by
                  and among FS Equity Partners III, L.P.,
                  FS Equity Partners International, L.P.,
                  Lillian Vernon, David C. Hochberg and
                  Fred P. Hochberg.



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